Exhibit 99

INVESTOR CONTACT: Nathan Annis (507) 437-5248 ir@hormel.com	MEDIA CONTACT: Wendy Watkins (507) 437-5345 media@hormel.com

HORMEL FOODS ANNOUNCES RECORD SECOND QUARTER RESULTS
AND REAFFIRMS FULL YEAR GUIDANCE

Company Maintains Full Year Sales and Earnings Guidance
While Effectively Managing Commodity and Freight Headwinds

AUSTIN, Minn. (May 24, 2018) – Hormel Foods Corporation (NYSE: HRL), a leading global branded food company, today reported results for the second quarter of fiscal 2018. All comparisons are to the second quarter of fiscal 2017 unless otherwise noted.

EXECUTIVE SUMMARY

•	Record diluted earnings per share of $0.44, up 13% from 2017 EPS of $0.39

•	Fiscal 2018 earnings guidance reaffirmed at $1.81 to $1.95 per share

•	Record net sales of $2.3 billion, up 7%; Organic net sales[1] flat

•	Volume of 1.2 billion lbs., up 3%; Organic volume[1] down 1%

•	Operating margin of 13.1% compared to 14.4% last year

•	Effective tax rate of 20.0% compared to 33.2% last year

•	Year-to-date cash flow from operations of $443 million, up 58% compared to last year

COMMENTARY
"Our team delivered record earnings per share of $0.44 which was in line with our expectation and keeps us on track to maintain our full year earnings guidance," said Jim Snee, chairman of the board, president, and chief executive officer. "We were particularly pleased with the bottom-line performance from Refrigerated Foods as our experienced team grew our value-added profits while navigating through volatile markets. Our balanced business model helped mitigate higher freight costs and a difficult commodity environment."

“We delivered record sales led by our Refrigerated Foods and International segments. Strong top-line growth from brands such as Hormel® Natural Choice® and Hormel® Bacon 1TM and international sales of products such as Skippy® peanut butter was complemented by the strategic acquisitions of Fontanini, Columbus Craft Meats, and Ceratti," Snee said. "Our core center store portfolio of brands such as SPAM®, Dinty Moore®, and Herdez® also showed strong growth this quarter."

SEGMENT HIGHLIGHTS – SECOND QUARTER

Refrigerated Foods

•Volume up 6%; Organic volume1 down 1%
• Net sales up 14%; Organic net sales1 flat to last year
•Segment profit up 18%

Volume and sales increases benefited from the inclusion of the Columbus and Fontanini acquisitions in addition to strong retail sales of Hormel® Natural Choice® products and foodservice sales of Hormel® pepperoni and Hormel® Bacon 1TM fully cooked bacon. Organic volume decreased due to lower hog harvest volumes.

Refrigerated Foods delivered segment profit growth of 18% despite a 25% decline in commodity profits, a double-digit increase in per-unit freight expenses, and higher advertising expenses. Strong results were delivered by our branded retail and foodservice businesses in addition to the inclusion of the Fontanini and Columbus acquisitions.

Grocery Products

•Volume down 2%
•Net sales down 1%
•Segment profit down 12%

Low-single-digit sales growth in our core Grocery Products portfolio, led by Wholly Guacamole® dips, the SPAM® family of products, Herdez® salsas, Dinty Moore® stew, and Hormel® chili, was more than offset by significant sales declines across the CytoSport portfolio and our contract manufacturing business. Total Grocery Products segment profit was down due to increased promotional activity and lower volumes at CytoSport and lower earnings from our contract manufacturing business.

Jennie-O Turkey Store

•Volume down 3%
•Net sales down 4%
•Segment profit down 34%

Sales declines were primarily due to lower whole bird pricing and volume as a result of continued oversupply of turkeys in the industry and excess meat in cold storage. Sales declines of whole birds were partially offset by increased retail sales, led by Jennie-O® lean ground turkey and Jennie-O® Oven Ready® products. Segment profit decreased as a result of lower profits from whole bird and commodity sales, double-digit increases in per-unit freight costs, and increased advertising.

International & Other

•Volume up 14%; Organic volume1 up 1%
•Net sales up 22%; Organic net sales1 up 8%
•Segment profit up 6%

International volume and sales increases were related to strong results in China, increased export sales, and the inclusion of the Ceratti business. Earnings increased on improved profitability in China due to lower raw material costs but were partially offset by higher advertising expenses and lower branded export margins.

SELECTED FINANCIAL DETAILS

Income Statement

•	Selling, general and administrative expenses increased due to the impact from acquisitions and higher advertising expense.

•	Advertising expenses were $37 million compared to $30 million last year. Full year advertising expenses are expected to increase by approximately 20% over last year.

•	Operating margin was 13.1% compared to 14.4% last year.

•
The effective tax rate was 20.0% compared to 33.2% last year due to the passage of The Tax Cuts and Jobs Act in December 2017. The full year effective tax rate is expected to be between 17.5% and 19.5%.

Cash Flow Statement

•
Capital expenditures in the second quarter were $87 million compared to $39 million last year. Full year capital expenditures are expected to total $425 million. Key projects include bacon capacity increases in our Wichita, Kans., facility, a new whole bird facility in Melrose, Minn., modernization of the Austin, Minn., plant, and projects designed to increase value-added capacity.

•	Depreciation and amortization expense in the second quarter was $41 million compared to $32 million last year. Full year expenses are expected to be approximately $160 million.

•	Share repurchases to date total $45 million, representing 1.3 million shares purchased.

•	The Company repaid $70 million in short-term debt in the quarter.

•	The Company paid its 359th consecutive quarterly dividend at the annual rate of $0.75 per share, a 10% increase over the prior year.

Balance Sheet

•	Working capital increased to $702 million from $625 million in the first quarter, primarily related to a higher inventories from acquisitions and lower accounts payable.

•	Cash on hand decreased to $262 million from $386 million for the first quarter as the Company continues to pay down short-term debt related to the Columbus Craft Meats acquisition.

•	Total debt is $810 million. The debt is split between short-term borrowings of $185 million and long-term borrowings of $625 million.

•	The Company remains in a strong financial position to fund other capital needs.

OUTLOOK
"We are reaffirming our sales and earnings outlook for fiscal 2018," Snee said. "Our balanced business model allows us to manage through volatility and deliver consistent earnings growth. We continue to execute our value-added growth strategy in Refrigerated Foods and expect our retail and foodservice branded businesses to offset higher freight costs and lower pork commodity profits. Our expectation is for strong year-over-year earnings growth for International and for Grocery Products to return to its growth trajectory. While we are starting to see early signs of a recovery in the turkey industry, we expect Jennie-O Turkey Store to continue showing earnings declines for the remainder of this year."

"We are making excellent progress on the integrations of our recent acquisitions. These efforts, in combination with continued execution of our strategic imperatives, will ensure we remain in a position to deliver strong growth in the future."

Fiscal 2018 Outlook
Net Sales Guidance (in billions)	$9.70 - $10.10
Earnings per Share Guidance	$1.81 - $1.95

PRESENTATION

A conference call will be webcast at 8:00 a.m. CT on Thursday, May 24, 2018. Access is available at www.hormelfoods.com. The call will also be available via telephone by dialing 800-239-9838 and providing the access code 9118102. An audio replay is available by going to www.hormelfoods.com and clicking on Investors. The webcast replay will be available at 11:00 a.m. CT, Thursday, May 24, 2018, and will remain on the website for one year.

ABOUT HORMEL FOODS - Inspired People. Inspired Food.™

Hormel Foods Corporation, based in Austin, Minn., is a leading global branded food company with over $9 billion in annual revenues across more than 80 countries worldwide. Its brands include Skippy®, SPAM®, Hormel® Natural Choice®, Columbus®, Applegate®, Justin’s®, Wholly Guacamole®, Hormel® Black Label® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of “The 100 Best Corporate Citizens” by Corporate Responsibility Magazine for the tenth year in a row, and has received numerous other awards and accolades for its corporate responsibility and community service efforts. In 2016, the company celebrated its 125th anniversary and announced its new vision for the future - Inspired People. Inspired Food.™ - focusing on its legacy of innovation. For more information, visit www.hormelfoods.com and http://csr.hormelfoods.com/.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors which appear on pages 31 - 38 in the company's Form 10-Q for the quarter ended January 28, 2018, which can be accessed at www.hormelfoods.com under "Investors - Filings & Reports - SEC Filings."

1 COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements of organic net sales and organic volume are presented to provide investors additional information to facilitate the comparison of past and present operations. The company believes these non-GAAP financial measurements provide useful information to investors because they are the measurements used to evaluate performance on a comparable year-over-year basis. Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance. These non-GAAP measurements are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

Organic net sales and organic volume are defined as net sales and volume excluding the impact of acquisitions and divestitures. Organic net sales and organic volume exclude the impacts of the acquisition of Columbus Craft Meats (November 2017), the acquisition of Fontanini Italian Meats and Sausages (August 2017), and the divestiture of Farmer John (January 2017) in Refrigerated Foods and the acquisition of Ceratti (August 2017) in International. The tables below show the calculations to reconcile from the non-GAAP adjusted measures to the GAAP measures in the second quarter and second quarter year-to-date of fiscal 2018 and fiscal 2017.

NON-GAAP1 VOLUME AND SALES DATA
(Unaudited) (In thousands)

2nd Quarter	FY 2018			FY 2017
VOLUME (LBS.)	Reported (GAAP)	Acquisitions	Organic (Non-GAAP)	Reported (GAAP)	Organic % change
Grocery Products	333,398	—	333,398	338,883	(1.6)
Refrigerated Foods	548,319	(38,402)	509,917	515,490	(1.1)
Jennie-O Turkey Store	197,806	—	197,806	203,557	(2.8)
International & Other	91,878	(10,676)	81,202	80,312	1.1
TOTAL	1,171,401	(49,078)	1,122,323	1,138,242	(1.4)

	FY 2018			FY 2017
NET SALES	Reported (GAAP)	Acquisitions	Organic (Non-GAAP)	Reported (GAAP)	Organic % change
Grocery Products	$631,550	$—	$631,550	$640,419	(1.4)
Refrigerated Foods	1,166,967	(134,878)	1,032,089	1,027,486	0.4
Jennie-O Turkey Store	371,916		371,916	388,237	(4.2)
International & Other	160,135	(19,040)	141,095	131,167	7.6
TOTAL	$2,330,568	$(153,918)	$2,176,650	$2,187,309	(0.5)

Year to Date	FY 2018			FY 2017
VOLUME (LBS.)	Reported (GAAP)	Acquisitions	Organic (Non-GAAP)	Reported (GAAP)	Divestitures	Organic (Non-GAAP)	Organic % change
Grocery Products	667,615	—	667,615	677,675	—	677,675	(1.5)
Refrigerated Foods	1,110,814	(70,062)	1,040,752	1,129,915	(80,454)	1,049,461	(0.8)
Jennie-O Turkey Store	406,237	—	406,237	420,200	—	420,200	(3.3)
International & Other	177,327	(23,509)	153,818	155,361	—	155,361	(1.0)
TOTAL	2,361,993	(93,571)	2,268,422	2,383,151	(80,454)	2,302,697	(1.5)

	FY 2018			FY 2017
NET SALES	Reported (GAAP)	Acquisitions	Organic (Non-GAAP)	Reported (GAAP)	Divestitures	Organic (Non-GAAP)	Organic % change
Grocery Products	$1,245,420	$—	$1,245,420	$1,250,793	$—	$1,250,793	(0.4)
Refrigerated Foods	2,343,423	(245,895)	2,097,528	2,150,525	(100,231)	2,050,294	2.3
Jennie-O Turkey Store	762,564	—	762,564	809,226	—	809,226	(5.8)
International & Other	310,454	(40,895)	269,559	256,992	—	256,992	4.9
TOTAL	$4,661,861	$(286,790)	$4,375,071	$4,467,536	$(100,231)	$4,367,305	0.2

Statements Follow

HORMEL FOODS CORPORATION
SEGMENT DATA
(Unaudited) (In thousands)

	Thirteen Weeks Ended
	April 29, 2018	April 30, 2017	% Change
NET SALES
Grocery Products	$631,550	$640,419	(1.4)
Refrigerated Foods	1,166,967	1,027,486	13.6
Jennie-O Turkey Store	371,916	388,237	(4.2)
International & Other	160,135	131,167	22.1
TOTAL	$2,330,568	$2,187,309	6.5

OPERATING PROFIT
Grocery Products	$95,651	$108,297	(11.7)
Refrigerated Foods	154,192	130,194	18.4
Jennie-O Turkey Store	42,356	63,786	(33.6)
International & Other	20,850	19,617	6.3
TOTAL SEGMENT OPERATING PROFIT	313,049	321,894	(2.7)
Net interest and investment expense (income)	9,490	205	4,529.3
General corporate expense	6,814	5,822	17.0
Noncontrolling interest	138	(40)	445.0
EARNINGS BEFORE INCOME TAX	$296,883	$315,827	(6.0)

	Twenty-Six Weeks Ended
	April 29, 2018	April 30, 2017	% Change
NET SALES
Grocery Products	$1,245,420	$1,250,793	(0.4)
Refrigerated Foods	2,343,423	2,150,525	9.0
Jennie-O Turkey Store	762,564	809,226	(5.8)
International & Other	310,454	256,992	20.8
TOTAL	$4,661,861	$4,467,536	4.3

OPERATING PROFIT
Grocery Products	$195,628	$200,673	(2.5)
Refrigerated Foods	297,141	304,002	(2.3)
Jennie-O Turkey Store	92,230	131,966	(30.1)
International & Other	45,505	45,080	0.9
TOTAL SEGMENT OPERATING PROFIT	630,504	681,721	(7.5)
Net interest and investment expense (income)	10,913	782	1,295.5
General corporate expense	17,785	10,443	70.3
Noncontrolling interest	242	116	108.6
EARNINGS BEFORE INCOME TAX	$602,048	$670,612	(10.2)

HORMEL FOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) (In thousands, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Net sales	$2,330,568	$2,187,309	$4,661,861	$4,467,536
Cost of products sold	1,833,882	1,700,389	3,662,996	3,428,336
GROSS PROFIT	496,686	486,920	998,865	1,039,200
Selling, general and administrative	203,799	181,009	422,921	391,226
Equity in earnings of affiliates	13,486	10,121	37,017	23,420
OPERATING INCOME	306,373	316,032	612,961	671,394
Interest & investment (expense) income	(2,489)	2,818	817	5,267
Interest expense	(7,001)	(3,023)	(11,730)	(6,049)
EARNINGS BEFORE INCOME TAXES	296,883	315,827	602,048	670,612
Provision for income taxes	59,361	104,941	61,315	224,423
(effective tax rate)	20.0%	33.2%	10.2%	33.5%
NET EARNINGS	237,522	210,886	540,733	446,189
Less: net earnings attributable to noncontrolling interest	138	(40)	242	116
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$237,384	$210,926	$540,491	$446,073

NET EARNINGS PER SHARE
Basic	$0.45	$0.40	$1.02	$0.84
Diluted	$0.44	$0.39	$1.00	$0.83

WEIGHTED AVG. SHARES OUTSTANDING
Basic	529,799	528,712	529,626	528,649
Diluted	542,811	539,635	543,146	539,850

Dividends declared per share	$0.1875	$0.1700	$0.3750	$0.3400

HORMEL FOODS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) (In thousands)

	April 29, 2018	October 29, 2017
ASSETS
Cash and cash equivalents	$261,571	$444,122
Accounts receivable	551,392	618,351
Inventories	1,011,215	921,022
Income taxes receivable	2,930	22,346
Prepaid expenses	18,534	16,144
Other current assets	5,138	4,538
TOTAL CURRENT ASSETS	1,850,780	2,026,523
Intangibles	3,983,252	3,146,827
Other Assets	641,864	599,307
Property, Plant & Equipment, Net	1,353,853	1,203,251
TOTAL ASSETS	$7,829,749	$6,975,908

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Short-term debt	$185,000	$—
Current liabilities excluding debt	963,461	1,058,212
TOTAL CURRENT LIABILITIES	1,148,461	1,058,212
Long-term debt - Less current maturities	624,763	250,000
Deferred income taxes	125,425	98,410
Other long-term liabilities	639,467	629,589
Shareholders' Investment	5,291,633	4,939,697
TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$7,829,749	$6,975,908

HORMEL FOODS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (In thousands)

	Twenty-Six Weeks Ended
	April 29, 2018	April 30, 2017
OPERATING ACTIVITIES
Net earnings	$540,733	$446,189
Depreciation and amortization of intangibles	80,316	63,328
Increase in working capital	(77,785)	(239,931)
Other	(99,923)	10,966
NET CASH PROVIDED BY OPERATING ACTIVITIES	443,341	280,552

INVESTING ACTIVITIES
Proceeds from sale of business	—	135,944
Acquisitions of businesses/intangibles	(857,673)	—
Net purchases of property/equipment	(134,721)	(75,818)
Decrease in investments, equity in affiliates, and other assets	5,934	3,977
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(986,460)	64,103

FINANCING ACTIVITIES
Net proceeds (payments) from short-term debt	185,000	—
Net proceeds (payments) from long-term debt	374,763	—
Dividends paid on common stock	(189,139)	(166,507)
Share repurchase	(44,741)	(49,583)
Other	29,978	8,879
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	355,861	(207,211)
Effect of exchange rate changes on cash	4,707	(3,686)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(182,551)	133,758
Cash and cash equivalents at beginning of year	444,122	415,143
CASH AND CASH EQUIVALENTS AT END OF QUARTER	$261,571	$548,901